UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TherapeuticsMD, Inc.
(Exact name of registrant as specified in its charter)

Nevada	87-0233535
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by TherapeuticsMD, Inc., a Nevada corporation (the “Registrant”), in connection with the registration of its common stock, par value $0.001 per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Common Stock to the Nasdaq Global Select Market of the Nasdaq Stock Market LLC. The Common Stock had previously been registered and listed on the NYSE American LLC under Section 12(b) of the Exchange Act.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock to be registered see the sections entitled “Description of Common Stock” and “Certain Provisions of Nevada Law and Our Charter and Bylaws” in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 5, 2015 and incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERAPEUTICSMD, INC.

Date: October 6, 2017	By:	/s/ Daniel Cartwright
	Name:	Daniel Cartwright
	Title:	Chief Financial Officer